QuickLinks -- Click here to rapidly navigate through this document

AMENDMENT
TO NOTE PURCHASE AGREEMENT

    This AMENDMENT TO NOTE PURCHASE AGREEMENT (this "Amendment"), dated as of January 1, 2001, is made by and between Flow International Corporation (the "Company"), and each of CONNECTICUT GENERAL LIFE INSURANCE COMPANY and LIFE INSURANCE COMPANY OF NORTH AMERICA (the "Holders").

BACKGROUND

    A.  Pursuant to the Note Purchase Agreement (the "Note Agreement"), dated as of September 1, 1995, between the Company and the Holders the Company issued and the Holders purchased Fifteen Million Dollars ($15,000,000) in aggregate principal amount of the Company's 7.20% Notes due 2005 (the "Notes").

    B.  The Company has requested that the Holders amend one of the Company's obligations under the Note Agreement.

    C.  The Company and the Holders desire to enter into this Amendment to effectuate the above-mentioned amendment.

    NOW, THEREFORE, in order to induce the Holders to amend the Note Agreement as set forth below and in consideration of other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the Company and the Holders agree as follows:

1.
Definitions.

  All capitalized terms used, but not specifically defined, in this Amendment have the respective meanings assigned to them in the Note Agreement.

2.
Effective Date.

  The provisions of Section 3 shall be effective as of date first above written when all of the following conditions precedent have been satisfied:

  (a)
  Consenting Parties—the undersigned Holders and the Company shall have duly authorized, executed and delivered this Amendment; and

  (b)
  No Defaults—no Default or Event of Default exists after giving effect to the amendment set forth in Section 3.

3.
Amendment to Section 11.8 of the Note Agreement.

  Section 11.8 of the Note Agreement shall be amended and restated in its entirety as follows:

    "11.8 Minimum Fixed Charges Coverage.

      The Company will not, at any time, permit the Fixed Charges Coverage Ratio to be less than 2.00 to 1; provided, however, for the fiscal quarter ending January 31, 2001, the Company will not permit the Fixed Charges Coverage Ratio to be less than 1.9 to 1."

4.
Effect of Agreement.

  Except as expressly provided in this Amendment, the Note Agreement and all documents and instruments executed in connection with, or contemplated by, the Note Agreement shall remain in full force and effect, without modification or amendment. This Amendment shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties hereto and the holders from time to time of the Notes.

5.
Duplicate Originals: Execution in Counterpart.

  Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party to this Amendment, and each set of counterparts which, collectively, show execution by each such party to this Amendment shall constitute one duplicate original.

6.
Governing Law.

  This Amendment shall be governed by, and construed and enforced in accordance with, internal Washington law.

    IN WITNESS WHEREOF, the undersigned have each caused this Amendment to Note Purchase Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first above written.

COMPANY:

Flow International Corporation

By:

Name:
Title:

HOLDERS:
CONNECTICUT GENERAL LIFE INSURANCE COMPANY*
By: CIGNA Investments, Inc.

By:
Name: Title:

LIFE INSURANCE COMPANY OF NORTH AMERICA*
By: CIGNA Investments, Inc.
By:
Name: Title:

*
The entity signing this agreement is either a holder of a Note referred to herein or the beneficial holder of such Note registered in the name of the nominee of such beneficial holder.

Signature page to Amendment to Note Purchase Agreement dated as of January 1, 2001 by and between Flow International Corporation and Connecticut General Life Insurance Company and Life Insurance Company of North America.

QuickLinks

AMENDMENT TO NOTE PURCHASE AGREEMENT
BACKGROUND